EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silence Therapeutics plc of our report dated June 22, 2020 relating to the financial statements of Silence Therapeutics plc, which appears in Silence Therapeutics plc’s Registration Statement on Form F-1 (No. 333-248203).

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

September 9, 2020